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                                                                     Exhibit 5.1


                               Maples and Calder
                         Cayman Islands Attorneys-at-Law



                                                                   4 April, 2002

Scottish Annuity & Life Holdings, Ltd.
P.O. Box HM2939
Crown House, Third Floor
4 Par-la-Ville Road
Hamilton HM12
Bermuda

Dear Sirs

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. (THE "COMPANY")
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We have acted as counsel as to Cayman Islands law to the Company in connection with the proposed registration of 1,000,000 shares (the "TRANSACTION SHARES") of ordinary shares, par value US$0.01 per share with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "ACT"), pursuant to the Company's registration statement to be filed pursuant to Rule 462(b) of the Act on Form S-3.

1     DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1 the Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered or adopted on 12 November, 1998 as amended by special resolution passed on 14 December, 2001;

1.2 the minutes of the meetings of the Board of Directors of the Company held on 11 February, 2002 and 3 April, 2002 and the minutes of the meeting of the Finance and Investment Committee dated 3 April, 2002 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3     Amendment No. 1 dated 8 March, 2002 and Amendment No. 2 dated 3
        April, 2002 to the registration statement filed with the SEC (File No. 333-83696) on Form S-3 (the "FIRST REGISTRATION STATEMENT") and a draft of the registration statement dated 4 April, 2002 to be filed pursuant to Rule 462(b) of the Act on Form S-3 (the "SECOND REGISTRATION STATEMENT" and together, the "REGISTRATION STATEMENTS");

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1.4     a Certificate of Good Standing issued by the Registrar of Companies
        (the "CERTIFICATE OF GOOD STANDING"); and

1.5 a certificate from a Director of the Company the form of which is annexed hereto (the "DIRECTOR'S CERTIFICATE").

2     ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2     all signatures, initials and seals are genuine;

2.3 the power, authority and legal right of all parties under all relevant laws and regulations (other than the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the documents mentioned in the Registration Statement;

2.4 no exceptional circumstances exist which give rise to the lifting of the corporate veil;

2.5 no invitation to subscribe for the Transaction Shares has been made to the public of the Cayman Islands;

2.6 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of New York or the federal laws of the United States of America.

3     OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 the issue of the Transaction Shares is duly authorized and, when the Second Registration Statement filed by the Company to effect the registration of the Transaction Shares under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission and the Transaction Shares are issued and delivered in accordance with the Memorandum and Articles and any related subscription agreement, against payment of the consideration therefor as provided therein and having a value not less than par value, the Transaction Shares will be duly authorized, validly issued, fully paid and non-assessable; and

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3.2     the statements made in the First Registration Statement under "Tax
        Matters", which are incorporated by reference in the Second Registration Statement, are accurate in so far as such statements are summaries of Cayman Islands law.

We express no view as to the commercial terms of the documents mentioned in the Registration Statements or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by the Company.

This opinion is given as of the date shown and may not be relied upon as of any later date. This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent. However, we hereby consent to the filing of this opinion as Exhibit
5.1 to the Registration Statement and the use of our name in the Registration Statement.

Yours faithfully,

/s/ Maples and Calder

MAPLES and CALDER